EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-03703, 333-27009, 333-28147, 333-53667, 333-85791, 333-36478, 333-40038, 333-43838, 333-67868, 333-85884, 333-109314, 333-115143 and 333-132473) on Form S-3 (Nos. 333-132663, 333-96341, 333-31342, 333-127722 333-59106 and 333-49180) on Amendment No. 1 to Registration Statement Nos. 333-132663, 333-127722 and 333-59106, and on Amendments No. 2 and No. 3 to Registration Statement No. 333-59106, of our reports dated March 30, 2007 relating to (1) the consolidated financial statements of i2 Technologies, Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the method of accounting for stock based payments to conform to FASB Statement No. 123(R), Share-Based Payment), and (2) management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of i2 Technologies, Inc. and subsidiaries for the year ended December 31, 2006.

DELOITTE & TOUCHE LLP

Dallas, Texas

March 30, 2007